                                                                  EXHIBIT 10.20

                     IN THE UNITED STATES DISTRICT COURT

                     FOR THE EASTERN DISTRICT OF VIRGINIA

                             ALEXANDRIA DIVISION


GANESH, L.L.C., et al., On Behalf of              )
Themselves and All Others Similarly Situated,     )
                                                  )
                 Plaintiffs,                      )
                                                  )   Civil Action No. 98-859-A
         vs.                                      )   CLASS ACTION
                                                  )
COMPUTER LEARNING CENTERS, INC., REID R. BECHTLE, )
CHARLES L. COSGROVE, HARRY H. GAINES and          )
STEPHEN P. REYNOLDS,                              )
                                                  )
                                    Defendants.   )
                                                  )


                     STIPULATION AND AGREEMENT OF SETTLEMENT

                  This stipulation and agreement of settlement dated as of February 17, 1999 (the "Stipulation") is submitted pursuant to Rule 23 of the Federal Rules of Civil Procedure. Subject to the approval of the Court, this Stipulation is entered into among Plaintiffs Craig Anderson, Thomas J. Arnold, Khousheh Azmoudeh, Roger J. Benkovic, John E. Bentley, Donald L. Berry, Roderick Brown, Ronald T. Costello, James C. Crowdus, Christopher Dickison, James J. Dougherty, Steward Eng, Jahanguir Esfandi, Vincent Galano, Courtney G. Greeley, Terrie Vaile Hauck, Charles L. Hiltz, Dwight & Bruce Howland, Craig Imler, Michael J. Laub, Phyllis Lieblich, Frank Longsdon, S. Markpetsch, Timothy McClosky, McLean Trading Co., Jerome Menezes, Howard Merle, Hal Merritt, Sylvin & Evelyn Pickner, Wayne L. Pravitz, Mark & Michele Senda, Mark A. Sohasky, Buck Scogin, Tim Shoemaker, Alvin R. Sprintz, Teddy David Stein, George W. Temple, Robert J. Trinka, True Value Fund, L.P., Nathan Uffenheimer, Debra L. Vitoux, Jerry Wishes, Lu Zhang, Gerry A. Zimmerman, Ganesh, L.L.C., Jacob Spinner, Sybil Meisel, Chet Meyerson, Carmen Caiazzo and Scott L. Silver, and the Class as hereinafter defined(1),

--------

       (1) Plaintiffs designated the following Plaintiffs as Class
Representatives: Vincent Galano, Phyllis Leiblich, Frank Longsdon, Jerome Menezes, Juhanguie Esfandi, Timothy McClosky, Thomas J. Arnold, Howard Merle, Charles L. Hiltz, Robert J. Trinka, John E. Bentley and Craig Anderson.

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and defendants Computer Learning Centers, Inc., ("CLC") Reid R. Bechtle,
Charles L. Cosgrove, Harry H. Gaines and Stephen P. Reynolds, (hereinafter the "Defendants"), by and through their respective counsel.

                  WHEREAS:

                  A. Various actions have been consolidated under the above caption which is hereinafter referred to as the "Action".

                  B. The Consolidated Amended Complaint (the "Consolidated Complaint") filed in this Court in this Action on or about August 7, 1998, generally alleges, among other things, that Defendants issued materially false and misleading press releases and other statements regarding CLC's financial condition during the Class Period --April 30, 1997 through April 6, 1998 -- in a scheme to artificially inflate the value of CLC's securities.

                  C. The Consolidated Complaint further alleges that Plaintiffs and the other class members purchased the common stock of CLC during the Class Period at prices artificially inflated as a result of the Defendants' dissemination of materially false and misleading statements regarding CLC in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder.

                  D. The Defendants deny any wrongdoing whatsoever and this Stipulation shall in no event be construed or deemed to be evidence of or an admission or concession on the part of any Defendant with respect to any claim or of any fault or liability or wrongdoing or damage whatsoever, or any infirmity in the defenses that Defendants have asserted. Defendants recognize, however, that the litigation has been filed with adequate basis in fact under Federal Rule of Civil Procedure 11, that the litigation is being voluntarily settled after advice of counsel, and that the terms of the settlement are fair, adequate and reasonable. This Stipulation shall not be construed or deemed to be a concession by any plaintiff of any infirmity in the claims asserted in the Action.

                  E. Plaintiffs' Counsel have conducted an investigation relating to the claims and the underlying events and transactions alleged in the complaints, including the analysis of over three hundred fifty thousand pages of documents produced by Defendants and numerous non-parties and interviews and depositions of witnesses. Plaintiffs' Counsel have analyzed the evidence adduced during pretrial discovery and have researched the applicable law with respect to the claims of Plaintiffs and the Class against the Defendants and the potential defenses thereto.


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                  F. Plaintiffs, by their counsel, have conducted discussions and arms'-length negotiations with counsel for Defendants with respect to a compromise and settlement of the Action with a view to settling the issues in dispute and achieving the best relief possible consistent with the interests of the Class;

                  G. As part of the settlement discussions, the Defendants, while continuing to deny any liability, have stated their belief that the United States Department of Education financial responsibility regulations, and similar regulations of at least one state in which CLC does business, impose various requirements such that if a substantial Judgment (e.g. $15 million or more) were entered against CLC, CLC could be required to post a very large cash surety to enable it to continue its participation in certain federal student aid programs and could lose its right to continue in business in the state. If this occurred, CLC's ability to continue in business would be in substantial doubt, and CLC probably would be required to seek protection under the bankruptcy laws, which in turn would, as a matter of federal law, result in the immediate, complete and permanent exclusion of CLC from participation in the federal student aid programs and therefore require the liquidation of the company, in which event the ultimate recovery would likely be substantially less than is being obtained in this Settlement;

                  H. Based upon their investigation and pretrial discovery as set forth above, counsel for Plaintiffs and the Class have concluded that the terms and conditions of this Stipulation are fair, reasonable and adequate to the Class, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of this Stipulation, after considering (a) the substantial benefits that the members of the Class will receive from settlement of the Action, (b) the attendant risks of litigation, and (c) the desirability of permitting the Settlement to be consummated as provided by the terms of this Stipulation.

                  NOW THEREFORE, without any admission or concession on the part of Plaintiffs of any lack of merit of the Action whatsoever, and without any admission or concession of any liability or wrongdoing or lack of merit in the defenses whatsoever by Defendants, it is hereby further STIPULATED AND AGREED, by and among the parties to this Stipulation, through their respective attorneys, subject to approval of the Court pursuant to Rule 23(e) of the Federal Rules of Civil Procedure, in consideration of the benefits flowing to the parties hereto from the Settlement, that all Settled Claims (as defined below) as against the Released Parties (as defined below) shall be compromised, settled, released and dismissed with prejudice, upon and subject to the following terms and conditions:


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                               CERTAIN DEFINITIONS

                  1. As used in this Stipulation, the following terms shall have the following meanings:

                           a.       "Class" and "Class Members" means, for the
purposes of settlement and for the purposes of this Stipulation only, all persons who purchased the common stock of CLC during the period April 30, 1997 through and including April 6, 1998, excluding all purchase transactions that were made to cover short positions. Excluded from the Class are the Defendants in this action, members of the immediate families of each of the Defendants, any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of any such excluded party. Also excluded from the Class are any putative Class Members who exclude themselves by filing a request for exclusion in accordance with the requirements set forth in the Notice.

                           b.       "Authorized Claimant" means a Class Member
who submits a timely and valid Proof of Claim form to the Claims Administrator.

                           c.       "Class Period" means, for the purposes of
this Stipulation only, the period of time from April 30, 1997 through and including April 6, 1998.

                           d.       "Defendants' Counsel" means the law firms
of Hale and Dorr LLP and Paul, Weiss, Rifkind, Wharton & Garrison.

                           e.       "Effective Date of Settlement" or
"Effective Date" means the date upon which the Settlement contemplated by this Stipulation shall become effective, as set forth in paragraph 22 below.

                           f.       "Notice" means the Notice of Pendency of
Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition, and Notice of Right to Share in Settlement Fund, which is to be sent to members of the Class substantially in the form attached hereto as Exhibit 1 to Exhibit A.

                           g.       "Order and Final Judgment" means the
proposed order substantially in the form attached hereto as Exhibit B.

                           h.       "Order for Notice and Hearing" means the
proposed order substantially in the form attached hereto as Exhibit A.


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                           i.       "Plaintiffs' Co-Lead Counsel" means counsel
for Plaintiffs and the Class, the law firms of Milberg Weiss Bershad Hynes & Lerach LLP, Reinhardt & Anderson and Stull, Stull & Brody.

                           j.       "Publication Notice" means the summary
notice of proposed Settlement and hearing for publication substantially in the form attached as Exhibit 3 to Exhibit A.

                           k.       "Released Parties" means any and all of the
Defendants, their past or present subsidiaries, parents, affiliates, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, and investment advisors, insurers, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants.

                           l.       "Settled Claims" means any and all claims,
rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Plaintiffs, Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Consolidated Complaint relating to the purchase of shares of the common stock of CLC during the Class Period, and including any claims relating to the defense of this action under Rule 11 of the Federal Rules of Civil Procedure or any other claim or motion for sanctions of any nature.

                           m.       "Settled Defendants' Claims" means (a) all
claims asserted by any Defendant in the Action against any of the Plaintiffs, Class Members of their counsel, and (b) all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Defendants or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Plaintiffs, Class Members or their attorneys, which arise out of or relate in any way to the institution or prosecution of the Action, and including any claims relating to the



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institution or prosecution of the Action under Rule 11 of
the Federal Rules of Civil Procedure or any other claim or motion for sanctions of any nature.

                           n.       "Settlement" means the settlement
contemplated by this Stipulation.

                           o.       "Claims Administrator" means the firm
designated by Plaintiffs' Co-Lead Counsel to administer the Settlement.

                           Scope and Effect of Settlement

                  2. The obligations incurred pursuant to this Stipulation shall be in full and final disposition of the Action and any and all Settled Claims as against all Released Parties and any and all Settled Defendants' Claims.

                  3.       a.       Upon the Effective Date of this Settlement,
Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, beneficiaries, and any persons they represent, shall, with respect to each and every Settled Claim release and forever discharge, and shall forever be enjoined from prosecuting any Settled Claims against any of the Released Parties.

                           b.       Upon the Effective Date of this Settlement,
each Defendant, on behalf of themselves and the Released Parties, shall release and forever discharge each and every of the Settled Defendants' Claim, and shall forever be enjoined from prosecuting the Settled Defendants' Claims.

The Settlement Consideration

                  4.       a.       Defendants shall pay, within fifteen
business (15) days from the date hereof, into an escrow account established at Citibank, N.A., or such other financial institution as the parties may agree, on behalf of Plaintiffs and the Class $3,000,000.00 (the "Cash Settlement Amount").

                           b.       In addition CLC shall issue, on behalf of
itself and the other Defendants, 550,000 shares of freely tradeable CLC common stock ("Shares") for the benefit of the Class at a guaranteed minimum value of $8.19 per share for a minimum total value of $4.5 million subject to the following terms and conditions:

         (1) If during the 10 trading days ending five business days prior to the final settlement hearing, or ending on any other date to which the parties may agree, the average closing market price per share of CLC stock for that ten day period (the "Average Price") is less than $8.19, Defendants


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                  will pay to plaintiffs, in the form(2) of cash and/or
                  additional shares of CLC stock, an amount for each of the 550,000 shares equal to the difference between $8.19 and the Average Price, but in no event shall that additional amount paid exceed $6.19 per share; or

         (2) If the Average Price is $2.00 or less, Plaintiffs' Co-Lead Counsel may, at their option, terminate this agreement.

CLC shall either register the shares of common stock to be delivered for the benefit of the Class or shall provide its counsel's certification that the shares are exempt from registration under Section 3(a)(10) of the Securities Act of 1933 and are therefore freely tradeable. CLC agrees to issue and deliver such shares on the instructions of Plaintiffs' Co-Lead Counsel, in whole or in part and from time to time as instructed by Plaintiffs' Co-Lead Counsel.

                  c. The Cash Settlement Amount and any interest earned thereon, and the shares of CLC common stock (or the proceeds of the sale of any or all of such shares, if sold, and the interest and any dividends thereon) shall be the Gross Settlement Fund.

                  5. a. The Gross Settlement Fund, net of any Taxes (as defined below) on the income thereof, shall be used to pay (i) the Notice and Administration Costs referred to in Paragraph 7 hereof, (ii) the attorneys' fee and expense award referred to in Paragraph 8 hereof, (iii) the remaining administration expenses referred to in Paragraph 9 hereof. The balance of the Gross Settlement Fund after the above payments shall be the Net Settlement Fund which shall be distributed to the Authorized Claimants as provided in Paragraph Paragraphs 10-12 hereof. Any sums required to be held in escrow hereunder prior to the effective date shall be held by Milberg Weiss Bershad Hynes & Lerach LLP, and Stull, Stull & Brody as Escrow Agents for the Settlement Fund. All funds held by the Escrow Agents shall be deemed to be in custodia legis of the Court and shall remain subject to the jurisdiction of the Court until such time as the funds shall be distributed or returned to Defendants pursuant to this Stipulation and/or further order of the Court. The Escrow Agents shall invest any funds in excess of $100,000 in United States Government obligations with a maturity of 180 days or less, and shall collect and reinvest all interest accrued thereon. Any funds held in escrow in an amount of


------------
       (2) CLC shall have discretion to choose the form of such additional payment in cash or CLC Shares or any combination thereof. If additional CLC Shares are used to make up the shortfall, they shall be valued at the Average Price.

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

less than $100,000 may be held in an interest bearing bank account insured by the FDIC. The parties hereto agree that the Settlement Fund is intended to be a Qualified Settlement Fund within the meaning of Treasury Regulation Section 1.468B-1 and that the Escrow Agents, as administrators of the Settlement Fund within the meaning of Treasury Regulation Section 1.468B-2(k)(3), shall be responsible for filing tax returns for the Settlement Fund and paying from the Settlement Fund any Taxes owed with respect to the Settlement Fund. Counsel for CLC agrees to provide promptly to the Escrow Agent the statement described in Treasury Regulation Section 1.468B-3(e).

                           b.       All (i) taxes on the income of the
Settlement Fund, and (ii) expenses and costs incurred in connection with the taxation of the Settlement Fund (including, without limitation, expenses of tax attorneys and accountants) (collectively "Taxes") shall be paid out of the Settlement Fund, shall be considered to be a cost of administration of the settlement and shall be timely paid by the Escrow Agent without prior Order of the Court.

i) Administration

                  6. The Claims Administrator shall administer the Settlement under Plaintiffs' Co-Lead Counsel's supervision and subject to the jurisdiction of the Court. Except as stated in Paragraph 14 hereof, Defendants shall have no responsibility for the administration of the Settlement and shall have no liability to the Class in connection with such administration. Defendants' Counsel shall cooperate in the administration of the Settlement to the extent reasonably necessary to effectuate its terms, including providing all information from CLC's transfer records concerning the identity of class members and their transactions.

                  7. Prior to the Effective Date, Plaintiffs' Co-Lead Counsel may expend from the Settlement Amount, without further approval from the Defendants or the Court, the reasonable costs and expenses associated with the administration of the Settlement, including without limitation, the costs of identifying members of the Class and effecting mail Notice and Publication Notice. Such amounts shall include, without limitation, the actual costs of publication, printing and mailing the Notice, reimbursements to nominee owners for forwarding notice to their beneficial owners, and the administrative expenses incurred and fees charged by the Claims Administrator in connection with providing notice and processing the claims filed.

(ii) Attorneys' Fees And Expenses


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                  8.       Plaintiffs' Counsel will apply to the Court for an
award from the Gross Settlement Fund of attorneys' fees and reimbursement of expenses. Such attorneys' fee and expenses as are awarded by the Court shall be paid from the Gross Settlement Fund to Plaintiffs' Counsel immediately upon award, notwithstanding the existence of any timely filed objections thereto, or potential for appeal therefrom, or collateral attack on the settlement or any part thereof, subject to Plaintiffs' Counsel's obligation to make appropriate refunds or repayments to the settlement fund plus accrued interest, if and when, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the fee or cost award is reduced or reversed.

                  (iii)    Administration Expenses

                  9. Plaintiffs' Counsel will apply to the Court, on notice to Defendants' Counsel, for an order (the "Class Distribution Order") approving the Claims Administrator's administrative determinations concerning the acceptance and rejection of the claims filed herein and approving the fees and expenses of the Claims Administrator, and, if the Effective Date has occurred, directing payment of the Net Settlement Fund to Authorized Claimants.
(iv) Distribution To Authorized Claimants

                  10. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the "Net Settlement Fund" (the Gross Settlement Fund including interest net of Taxes and less all approved costs fees and expenses) based upon each Authorized Claimant's Recognized Claim (as defined in the Plan of Allocation described in the Notice annexed hereto as Exhibit 1 to Exhibit A, or in such other Plan of Allocation as the Court approves).

                  11. The Plan of Allocation proposed in the Notice is not a necessary term of this Stipulation and it is not a condition of this Stipulation that that Plan of Allocation be approved.

                  12.      a.       Each Authorized Claimant shall be allocated
a pro rata share of the Net Settlement Fund based on his or her Recognized Claim compared to the total Recognized Claims of all accepted claimants.

                           b.       To the extent not previously distributed in
accordance with instructions from Plaintiffs' Co-Lead Counsel, Defendants shall cause the shares of CLC common stock to be distributed to the members of the Class in proportion to the Authorized Claimant's Recognized Claims as determined by the Claims


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

Administrator. No fractional shares shall be issued. No adjustment will be made in the cash distributions for fractional shares.

                  c. Defendants will have no involvement in reviewing or challenging claims.

Administration of the Settlement

                  13. Any member of the Class who does not file a valid Proof of Claim will not be entitled to receive any of the proceeds from the Net Settlement Fund but will otherwise be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

                  14. Plaintiffs' Co-Lead Counsel shall be responsible for supervising the administration of the Settlement and disbursement of the Net Settlement Fund by the Claims Administrator. Except for their obligation to pay the Settlement Amount and CLC shares, and to cooperate in the production of information with respect to the identification of class members from the CLC's shareholder transfer records, as provided herein, and to issue the CLC shares in accordance with the instructions to be provided by Plaintiffs' Co-Lead Counsel and/or the Claims Administrator, Defendants shall have no liability, obligation or responsibility for the administration of the Settlement or disbursement of the Net Settlement Fund. Plaintiffs' Co-Lead Counsel shall have the right, but not the obligation, to waive what they deem to be formal or technical defects in any Proofs of Claim filed in the interests of achieving substantial justice.

                  15. For purposes of determining the extent, if any, to which a Class Member shall be entitled to be treated as an "Authorized Claimant", the following conditions shall apply:

                           a.       Each Class Member shall be required to
submit a Proof of Claim (see attached Exhibit 3 to Exhibit A), supported by such documents as are designated therein, including proof of the Claimant's loss, or such other documents or proof as Plaintiffs' Co-Lead Counsel, in their discretion, may deem acceptable;

                           b.       All Proofs of Claim must be submitted by
the date specified in the Notice unless such period is extended by Order of the Court. Any Class Member who fails to file a Proof of Claim by such date shall be forever barred from receiving any payment pursuant to this Stipulation (unless, by Order of the Court, a later filed Proof of Claim by such Class Member is approved), but shall in all other respects be bound by all of the


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

terms of this Stipulation and the Settlement including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims. Provided that it is received before the distribution of the Net Settlement Fund, a Proof of Claim shall be deemed to have been submitted when posted, if received with a postmark indicated on the envelope and if mailed first-class postage prepaid and addressed in accordance with the instructions thereon. In all other cases, the Proof of Claim shall be deemed to have been submitted when actually received by Plaintiffs' Counsel or its designee;

                           c.       Each Proof of Claim shall be submitted to
and reviewed by the Claims Administrator, under the supervision of Plaintiffs' Co-Lead Counsel, who shall determine in accordance with this Stipulation the extent, if any, to which each claim shall be allowed, subject to review by the Court pursuant to subparagraph e. below;

                           d.       Proofs of Claim that do not meet the filing
requirements may be rejected. Prior to rejection of a Proof of Claim, the Claims Administrator shall communicate with the Claimant in order to remedy the curable deficiencies in the Proof of Claims submitted. The Claims Administrator, under supervision of Plaintiffs' Co-Lead Counsel, shall notify, in a timely fashion and in writing, all Claimants whose Proofs of Claim they propose to reject in whole or in part, setting forth the reasons therefor, and shall indicate in such notice that the Claimant whose claim is to be rejected has the right to a review by the Court if the Claimant so desires and complies with the requirements of subparagraph (e) below; and

                           e.       If any Claimant whose claim has been
rejected in whole or in part desires to contest such rejection, the Claimant must, within twenty (20) days after the date of mailing of the notice required in subparagraph (d) above, serve upon the Claims Administrator a notice and statement of reasons indicating the Claimant's grounds for contesting the rejection along with any supporting documentation, and requesting a review thereof by the Court. If a dispute concerning a claim cannot be otherwise resolved, Plaintiffs' Co-Lead Counsel shall thereafter present the request for review to the Court.

                           f.       The administrative determinations of the
Claims Administrator accepting and rejecting claims shall be presented to the Court, on notice to Defendants' Counsel, for approval by the Court in the Class Distribution Order.


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

                  16. Each Claimant shall be deemed to have submitted to the jurisdiction of the Court with respect to the Claimant's claim, and the claim will be subject to investigation and discovery under the Federal Rules of Civil Procedure, provided that such investigation and discovery shall be limited to that Claimant's status as a Class Member and the validity and amount of the Claimant's claim. No discovery shall be allowed on the merits of the Action or Settlement in connection with processing of the Proofs of Claim.

                  17. Payment pursuant to this Stipulation shall be deemed final and conclusive against all Class Members. All Class Members whose claims are not approved by the Court shall be barred from participating in distributions from the Net Settlement Fund, but otherwise shall be bound by all of the terms of this Stipulation and the Settlement, including the terms of the Judgment to be entered in the Action and the releases provided for herein, and will be barred from bringing any action against the Released Parties concerning the Settled Claims.

                  18. All proceedings with respect to the administration, processing and determination of claims described by Paragraph 15 of this Stipulation and the determination of all controversies relating thereto, including disputed questions of law and fact with respect to the validity of claims, shall be subject to the jurisdiction of the Court.

                  19. The Net Settlement Fund shall be distributed to Authorized Claimants by the Claims Administrator only after the Effective Date and after: (i) all Claims have been processed, and all Claimants whose Claims have been rejected or disallowed, in whole or in part, have been notified and provided the opportunity to be heard concerning such rejection or disallowance;
(ii) all objections with respect to all rejected or disallowed claims have been resolved by the Court, and all appeals therefrom have been resolved or the time therefor has expired; and (iii) all matters with respect to attorneys' fees, costs, and disbursements have been resolved by the Court, all appeals therefrom have been resolved or the time therefor has expired, and (iv) all costs of administration have been paid.

Terms of Order for Notice and Hearing

                  20. Concurrently with their application for preliminary Court approval of the Settlement contemplated by this Stipulation, Plaintiffs' Counsel and Defendants' Counsel jointly shall apply to the Court for entry of an Order for Notice and Hearing, substantially in the form annexed hereto as Exhibit A.

Terms of Order and Final Judgment

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

                  21. If the Settlement contemplated by this Stipulation is approved by the Court, counsel for the parties shall request that the Court enter an Order and Final Judgment substantially in the form annexed hereto as Exhibit B.

Effective Date of Settlement, Waiver or Termination

                  22. The Effective Date of Settlement shall be the date when all the following shall have occurred:

                           (a)      entry of the Order for Notice and Hearing
substantially in the form annexed hereto as Exhibit A;

                           (b)      approval by the Court of the Settlement,
following notice to the Class and a hearing, as prescribed by Rule 23 of the Federal Rules of Civil Procedure; and

                           (c)      entry by the Court of an Order and Final
Judgment, substantially in the form set forth in Exhibit B annexed hereto, and the expiration of any time for appeal or review of such Order and Final Judgment, or, if any appeal is filed and not dismissed, after such Order and Final Judgment is upheld on appeal in all material respects and is no longer subject to review upon appeal or review by writ of certiorari, or, in the event that the Court enters an order and final judgment in form other than that provided above ("Alternative Judgment") and none of the parties hereto elect to terminate this Settlement, the date that such Alternative Judgment becomes final and no longer subject to appeal or review.

                  23. In the event that putative Class Members whose claims represent more than 5% of the total damages incurred3 in this Action choose to opt out of the Class, the Defendants, or any of them, may, at their option, terminate the settlement. The Order for Notice and Hearing shall provide that requests for exclusion shall be received at least ten (10) days prior to the Settlement Hearing date. Upon receiving any request(s) for exclusion pursuant to the Notice, the Claims Administrator shall promptly notify Plaintiffs' Co-Lead Counsel and counsel for Defendants of such request(s) for exclusion, and shall provide such counsel with copies of any requests for exclusion.


----------
       (3) Calculated in accordance with the Recognized Claim formula as set forth in the Notice compared to the potential average per share recovery, as set forth in the Notice at paragraph 3, for all shares which may have been damaged, as set forth in the Notice at paragraph 2.

                  24. If the Defendants elect to exercise the option set forth in Paragraph 23 hereof, written notice of such election must be provided to Plaintiffs' Co-Lead Counsel on or before five (5) calendar days prior to the Settlement Fairness Hearing.

                  25. In the event that Defendants file a written notice of their intent to terminate the settlement pursuant to Paragraph 23 hereof, the Defendants may withdraw their election by providing written notice of such withdrawal to Plaintiffs' Counsel no later than 5:00 P.M. Eastern Daylight Time on the day prior to the Settlement Fairness Hearing, or by such later date as shall be agreed upon in writing as between Plaintiffs' Co-Lead Counsel and counsel for the Defendants.

                  26. If the Defendants elect to withdraw from the Stipulation pursuant to Paragraph 23 above, Plaintiffs' Co-Lead Counsel may, within five (5) days of receipt of such notice of intention to withdraw from the settlement (or such longer period as shall be agreed upon in writing between Plaintiffs' Co-Lead Counsel and counsel for Defendants), review the validity of any request for exclusion and may attempt to cause retraction or withdrawal of any request for exclusion. If, within the five (5) day period (or longer period agreed upon in writing), Plaintiffs' Lead Counsel succeed in causing the filing of retractions or withdrawals of a sufficient number of requests for exclusion such that the number of shares represented by the remaining requests for exclusion does not constitute grounds for withdrawal as specified in Paragraph 23 above, then any withdrawal from the Stipulation by Defendants shall automatically be deemed to be a nullity. To retract or withdraw a prior request for exclusion, a member of the Class must file a written notice with the Court stating the person's or entity's desire to retract or withdraw his, her or its request for exclusion and that person's or entity's desire to be bound by any judgment or settlement in this action; provided, however, that the filing of such written notice may be facilitated by Plaintiffs' Co-Lead Counsel.

                  27. If a Defendant elects to withdraw from the Stipulation in accordance with Paragraph 23 and such withdrawal is not nullified in accordance with Paragraph 26, this Stipulation shall be withdrawn and terminated and deemed null and void, and the provisions of paragraph 30 of this Stipulation shall apply.

                  28. Defendants' Counsel or Plaintiffs' Co-Lead Counsel shall have the right to terminate the Settlement and this Stipulation by providing written notice of their election to do so ("Termination Notice") to all other parties hereto within thirty days of (a) the Court's declining to enter the Order for Notice and Hearing in any material respect; (b) the Court's refusal to approve this Stipulation or any material part of it; (c) the Court's declining to enter the Order and Final Judgment in any material respect; (d) the date upon which the Order and Final Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court; or (e) the date upon which an Alternative Judgment is modified or reversed in any material respect by the Court of Appeals or the Supreme Court. In the event of any such Termination Notice is validly given this Stipulation shall be withdrawn and terminated and deemed null and void, and the provisions of paragraph 30 of this Stipulation shall apply.

                  29.      a.       Plaintiffs' Co-Lead Counsel shall have
the right to terminate the Settlement and this Stipulation by providing a Termination Notice to Defendants' Counsel, if the Average Price is $2.00 or less. In the event of any such Termination Notice is validly given this Stipulation shall be withdrawn and terminated and deemed null and void, and the provisions of paragraph 30 of this Stipulation shall apply.

                           b.       In the event that there is any non-delivery
by CLC of any of the shares required to be delivered hereunder within ten (10) business days after Plaintiffs' Co-Lead Counsel furnishes directions for such delivery to Defendants' counsel, then Plaintiffs' Co-Lead Counsel shall have the option to terminate this Settlement or move for specific enforcement of CLC's obligation to deliver such shares, unless such non-delivery is cured within ten
(10) business days.

                  30. Except as otherwise provided herein, in the event the Settlement is terminated or modified in any material respect or fails to become effective for any reason, then the parties to this Stipulation shall be deemed to have reverted to their respective status in the Action as of the date and time immediately prior January 8, 1999 and, except as otherwise expressly provided, the parties shall proceed in all respects as if this Stipulation and any related orders had not been entered, and any portion of the Settlement Amount previously paid by Defendants, together with any interest earned thereon, less any Taxes due with respect to such income, and less costs of notice and administration incurred, shall be returned to the Defendants paying the same.

No Admission of Wrongdoing

                  31. This Stipulation, whether or not consummated, and any proceedings taken pursuant to it:

                           (a)      shall not be offered or received against
the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Defendants;

                           (b)      shall not be offered or received against
the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

                           (c)      shall not be offered or received against
the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipulation, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

                           (d)      shall not be offered or received as
evidence of a presumption, concession or admission of the lack of any liability, fault or wrongdoing claimed by Plaintiffs or of any infirmity of the claims Plaintiffs asserted or intended to assert, or in any way referred to for any other reason, against the Plaintiffs or any member of the Class in this or any other civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to consummate or enforce this Stipulation; and

                           (e)      shall not be construed against the
Defendants or the Plaintiffs or the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

Miscellaneous Provisions

                  32. All of the exhibits attached hereto are hereby incorporated by reference as though fully set forth herein.

                  33. Each Defendant warrants as to himself, herself or itself that, as to the payments made by or on behalf of him, her or it, at the time of such payment that the Defendant made or caused to be made pursuant to paragraph 4 above, he, she or it was not insolvent nor did nor will the payment required to be made by or on behalf of him, her or it render such Defendant insolvent within the meaning of and/or for the purposes of the United States

Bankruptcy Code, including Sections 101 and 547 thereof. This warranty is made by each such Defendant and not by such Defendant's counsel.

                  34. If a case is commenced in respect of any Defendant under Title 11 of the United States Code (Bankruptcy), or a trustee, receiver or conservator is appointed under any similar law, and in the event of the entry of a final order of a court of competent jurisdiction determining the transfer of money to the Escrow Account or any portion thereof by or on behalf of such Defendant to be a preference, voidable transfer, fraudulent transfer or similar transaction and any portion thereof is required to be returned, and such amount is not promptly deposited to the Cash Settlement Fund by other settling Defendants, then, at the election of Plaintiffs' Co-Lead Counsel, the parties shall jointly move the Court to vacate and set aside the releases given and Judgment entered in favor of the Defendants pursuant to this Stipulation, which releases and Judgment shall be null and void, and the Parties shall be restored to their respective positions in the litigation as of January 7, 1999 and any cash amounts in escrow shall be returned as provided in paragraph 30 above.

                  35. The Parties to this Stipulation intend the Settlement to be a final and complete resolution of all disputes asserted or which could be asserted by the Class Members against the Released Parties with respect to the Settled Claims. Accordingly, the Plaintiffs and the Defendants agree not to assert in any forum that the litigation was brought or defended in bad faith or without a reasonable basis. The Parties agree that the amount paid and the other terms of the Settlement were negotiated at arms'-length in good faith by the Parties, and reflect a settlement that was reached voluntarily after consultation with experienced legal counsel.

                  36. This Stipulation may not be modified or amended, nor may any of its provisions be waived except by a writing signed by all parties hereto or their successors-in-interest.

                  37. The headings herein are used for the purpose of convenience only and are not meant to have legal effect.

                  38. The administration and consummation of the Settlement as embodied in this Stipulation shall be under the authority of the Court and the Court shall retain jurisdiction for the purpose of entering orders providing for awards of attorneys' fees and expenses to Plaintiffs' Counsel and enforcing the terms of this Stipulation.

                  39. The waiver by one party of any breach of this Stipulation by any other party shall not be deemed a waiver of any other prior or subsequent breach of this Stipulation.

                  40. This Stipulation and its exhibits constitute the entire agreement among the parties hereto concerning the Settlement of the Action, and no representations, warranties, or inducements have been made by any party hereto concerning this Stipulation and its exhibits other than those contained and memorialized in such documents.

                  41. This Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument provided that counsel for the parties to this Stipulation shall exchange among themselves original signed counterparts.

                  42. This Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the parties hereto.

                  43. The construction, interpretation, operation, effect and validity of this Stipulation, and all documents necessary to effectuate it, shall be governed by the internal laws of the State of Virginia without regard to conflicts of laws, except to the extent that federal law requires that federal law governs.

                  44. This Stipulation shall not be construed more strictly against one party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the parties, it being recognized that it is the result of arms'-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Stipulation.

                  45. All counsel and any other person executing this Stipulation and any of the exhibits hereto, or any related settlement documents, warrant and represent that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Stipulation to effectuate its terms.

                  46. Plaintiffs' Co-Lead Counsel and Defendants' Counsel agree to cooperate fully with one another in seeking Court approval of the Order for Notice and Hearing, the Stipulation and the Settlement, and to promptly agree upon and execute all such other documentation as may be reasonably required to obtain final approval by the District Court of the Settlement.

DATED: February 17, 1999

                              /S/ COHEN, MILSTEIN,
                                  HAUSFELD & TOLL, P.L.L.C.
                              ---------------------------------
                              COHEN, MILSTEIN, HAUSFELD
                                & TOLL, P.L.L.C.
                              1100 New York Avenue, N.W.
                              West Tower, Suite 500
                              Washington, DC  20005-3934



                              Plaintiffs Liaison Counsel


                              /S/ MILBERG WEISS BERSHAD HYNES
                              & LERACH, LLP
                              ---------------------------------
                              MILBERG WEISS BERSHAD HYNES
                                & LERACH, LLP
                              One Pennsylvania Plaza
                              New York, NY  10019-0165

                              Kenneth J. Vianale
                                5355 Town Center Road
                                Suite 900
                                Boca Raton, FL 33486

                              /S/  REINHARDT & ANDERSON
                              ---------------------------------
                              REINHARDT & ANDERSON
                              E-1000 First National Bank Bldg.
                              332 Minnesota Street
                              St. Paul, MN 55101

                              /S/ STULL, STULL & BRODY
                              ---------------------------------
                              STULL, STULL & BRODY Aaron
                              Brody 6 East 45th Street
                              New York, NY 10017

                              CO-LEAD COUNSEL FOR PLAINTIFFS

                              /S/  GARWIN BRONZAFT GERSTEIN
                              & FISHER, L.L.P.
                              ---------------------------------
                              GARWIN BRONZAFT GERSTEIN
                                & FISHER, L.L.P.
                              1501 Broadway
                              Suite 1416
                              New York, NY 10036

                              /S/  WECHSLER HARWOOD HALEBIAN
                                   & FEFFER LLP
                              ---------------------------------
                              WECHSLER HARWOOD HALEBIAN
                                & FEFFER LLP
                              488 Madison Avenue
                              New York, NY 10022

                              /S/   MORRIS AND MORRIS
                              ---------------------------------
                              MORRIS AND MORRIS
                              1605 North Market Street
                              Wilmington, DE 19801

                              /S/  WEISS & YOURMAN
                              ---------------------------------
                              WEISS & YOURMAN
                              551 Fifth Avenue
                              New York, NY 10176

                              /S/  BERNSTEIN LITOWITZ BERGER
                                   & GROSSMANN LLP
                              ---------------------------------
                              BERNSTEIN LITOWITZ BERGER
                                & GROSSMANN LLP
                              1285 Avenue of the Americas
                              New York, NY 10019

                              /S/   CHITWOOD & HARLEY
                              ---------------------------------
                              CHITWOOD & HARLEY
                              2900 Promenade II
                              1230 Peachtree Street, N.E.
                              Atlanta, GA 30309

                              /S/ KIRBY MCINERNEY &
                              ---------------------------------
                              SQUIRE, LLP KIRBY MCINERNEY
                              & SQUIRE, LLP 830 Third
                              Avenue 10th Floor New York,
                              NY 10022

                              /S/  ELWOOD S. SIMON
                                   & ASSOCIATES, P.C.
                              ---------------------------------
                              ELWOOD S. SIMON
                                & ASSOCIATES, P.C.
                              355 Old South Woodward Avenue
                              Suite 250
                              Birmingham, MI 48009

                              /S/  ROBERT D. ALLISON & ASSOCIATES
                              ---------------------------------
                              ROBERT D. ALLISON & ASSOCIATES
                              122 South Michigan Avenue
                              Chicago, IL 60603

                              /S/ LAW OFFICES OF
                                  LIONEL Z. GLANCY
                              ---------------------------------
                              LAW OFFICES OF
                                LIONEL Z. GLANCY
                              1801 Avenue of the Stars
                              Suite 308
                              Los Angeles, CA 90067

                              /S/  FUTTERMAN & HOWARD CHTD.
                              ---------------------------------
                              FUTTERMAN & HOWARD CHTD.
                              122 South Michigan Avenue
                              Suite 1850
                              Chicago, IL 60603

                              /S/  ROBINSON CURLEY
                                   & CLAYTON, P.C.
                              ---------------------------------
                              ROBINSON CURLEY
                                & CLAYTON, P.C.
                              300 South Wacker Drive
                              Chicago, IL 60606

                              /S/  MILLER FAUCHER CAFFERTY
                                   & WEXLER LLP
                              ---------------------------------
                              MILLER FAUCHER CAFFERTY
                                & WEXLER LLP
                              30 North LaSalle Street
                              Suite 3200
                              Chicago, IL 60602

                              /S/  SCHIFFRIN CRAIG
                                   & BARROWAY LLP
                              ---------------------------------
                              SCHIFFRIN CRAIG
                                & BARROWAY LLP
                              750 West Lake Cook Road
                              Suite 190
                              Buffalo Grove, IL 60089

                              /S/  HOFFMAN & EDELSON
                              ---------------------------------
                              HOFFMAN & EDELSON
                              45 West Court Street
                              Doylestown, PA 18901

                              /S/  WOLF POPPER LLP
                              ---------------------------------
                              WOLF POPPER LLP
                              845 Third Avenue
                              New York, NY 10022

                              /S/  Patricia D. Ryan
                              ---------------------------------
                              Patricia D. Ryan
                              (Va. Bar No. 35495)
                              4350 North Fairfax Drive
                              Suite 900
                              Arlington, VA 22203

                              /S/  FINKELSTEIN, THOMPSON
                                   & LOUGHRAN
                              ---------------------------------
                              FINKELSTEIN, THOMPSON
                                & LOUGHRAN
                              1055 Thomas Jefferson
                              Street, N.W., Suite 601
                              Washington, DC 20007

                              /S/  RABIN & PECKEL, LLP
                              ---------------------------------
                              RABIN & PECKEL, LLP
                              275 Madison Avenue
                              New York, NY 10016



                                    /S/  LAW OFFICE OF LEO W. DESMOND
                                    ---------------------------------
                                    LAW OFFICE OF LEO W. DESMOND
                                    2161 Palm Beach Lakes Blvd.
                                    Suite 204
                                    West Palm Beach, FL 33409

                                    ATTORNEYS FOR PLAINTIFFS


                                    DEFENSE COUNSEL:

/S/  HALE and DORR LLP              S/  Gaela K. Gehring-Flores (Va.Bar No. 40428)
-----------------------------       -----------------------------------------------
HALE and DORR LLP                   Gaela K. Gehring-Flores (Va.Bar No. 40428)
1455 Pennsylvania Avenue, N.W.      1615 L Street, N.W.
Suite 1000                          Washington, D.C. 20036-5694
Washington, DC 20004

                                    /S/ PAUL, WEISS, RIFKIND,
                                    WHARTON & GARRISON
                                    ---------------------------------
                                    PAUL, WEISS, RIFKIND,
                                    WHARTON & GARRISON
                                    1285 Avenue of the Americas
                                    New York, New York 10019-6064

                                    Attorneys for the Defendants

EXHIBIT A

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION


GANESH, L.L.C., et al., On Behalf of Themselves and All      ))
Others Similarly Situated,                                   ))
                                                             ))
                                  Plaintiffs,                ))  Civil Action No. 98-859-A
                                                             ))
         vs.                                                 )   CLASS ACTION
                                                             )   ------------
                                                             )
COMPUTER LEARNING CENTERS, INC., REID R. BECHTLE, CHARLES    )
L. COSGROVE, HARRY H. GAINES and STEPHEN P. REYNOLDS,

                                  Defendants.



                        PRELIMINARY ORDER IN CONNECTION
                          WITH SETTLEMENT PROCEEDINGS

                 WHEREAS, on February 17, 1999, the parties to the above-entitled litigation entered into a Stipulation and Agreement of Settlement (the "Stipulation") which is subject to review under Rule 23 of the Federal Rules of Civil Procedure ("F.R.Civ.P.") and which, together with the exhibits thereto, sets forth the terms and conditions for the proposed settlement of the claims alleged in the Consolidated Complaint on the merits and with prejudice upon the terms and conditions set forth in the Stipulation; and the Court having read and considered the Stipulation and the accompanying documents; and the Court having entered an Order dated March 12, 1999 certifying that this action may proceed as a class action pursuant to Rules 23
(a) and 23 (b) (3) of the Federal Rules of Civil Procedure for the limited purposes of settlement, pursuant to a Memorandum Opinion also dated March 12, 1999 finding that all the requirements for class certification were met for the purposes of settlement; and the parties to the Stipulation having consented to the entry of this Order; and all capitalized terms used herein having the meanings defined in the Stipulation;

                 NOW, THEREFORE, IT IS HEREBY ORDERED, this _______ day of ___________, 1999, that:

                 47. A hearing (the "Settlement Fairness Hearing") pursuant to F.R.Civ.P. 23(e) is hereby scheduled to be held before the Court on ____________ __, 1999, at __:__ _.m. for the following purposes:

                 a. to finally determine whether this action satisfies the applicable prerequisites for class action treatment under F.R.Civ.P. 23(a) and (b);

                 b. to determine whether the proposed Settlement is fair, reasonable, adequate and in the best interests of the Class and should be approved by the Court;

                 c. to determine whether the proposed Plan of Allocation is fair and reasonable and in the best interests of the Class and should be approved by the Court;

                 d. to determine whether the Order and Final Judgment as provided under the Stipulation should be entered, dismissing the Complaint filed herein, on the merits and with prejudice, and to determine whether the release by the Class to the Released Parties, as set forth in the Stipulation, should be provided to the Released Parties;

                 e. to consider Plaintiffs' Counsel's application for an award of Attorneys' Fees and Expenses; and

                 f. to rule upon such other matters as the Court may deem appropriate.

                 48. The Court reserves the right to approve the Settlement with or without modification and with or without further notice of any kind. The Court further reserves the right to enter its Order and Final Judgment approving the Stipulation and dismissing the Complaint on the merits and with prejudice regardless of whether it has approved the Plan of Allocation or whether it has approved or awarded attorneys' fees and expenses.

                 49. The Court approves the form, substance and requirements of the Notice of Pendency of Class Action, Hearing On Proposed Settlement and Attorneys' Fee Petition, and Notice of Right to Share in Settlement Fund (the "Class Notice"), and the Proof of Claim form annexed hereto as Exhibits 1 and 2 respectively.

                 50. The Claims Administrator, under Plaintiffs' Co-Lead Counsel's supervision, shall cause the Class Notice and the Proof of Claim, substantially in the form annexed hereto, to be mailed, by first class mail, postage prepaid, on or before_______ _____ __, 1999, to all Class Members who can be identified with reasonable effort. The Defendants shall cooperate in making their books, records and information (and that of their Transfer Agent) available to the Claims Administrator for the purpose of identifying and giving notice to the Class. The Claims Administrator shall use reasonable efforts to give notice to nominee owners such as brokerage firms and other persons or entities who held or now hold CLC common stock as record owners but not as beneficial owners. Such nominee owners are directed to forward copies of the Class Notice and Proof of Claim to their beneficial owners or to provide the Claims Administrator with lists of the names and addresses of the beneficial owners, and the Claims Administrator is ordered to send the Class Notice and Proof of Claim promptly to such beneficial owners. Additional copies of the Class Notice shall be made available to any record holder requesting such for the purpose of distribution to beneficial owners, and such record holders shall be reimbursed from the Settlement Fund, upon receipt by the Claims Administrator of proper documentation, for the reasonable out-of-pocket expense of sending the Class Notices and Proof of Claim to beneficial owners. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of mailing of the Class Notice and Proof of Claim.

                 51. The Court approves the form of Publication Notice of the pendency of this class action and the proposed settlement in substantially the form and content annexed hereto as Exhibit 3 and directs that Plaintiffs' Co-Lead Counsel shall cause the Publication Notice to be published in the national edition of The Wall Street Journal within ten days of the mailing of the Class Notice. Plaintiffs' Co-Lead Counsel shall, at or before the Settlement Fairness Hearing, file with the Court proof of publication of the Published Notice.

                 52. The form and method set forth herein of notifying the Class of the Settlement and its terms and conditions meet the requirements of F.R.Civ.P. 23 and due process, constitute the best notice practicable under the circumstances, and shall constitute due and sufficient notice to all persons and entities entitled thereto.

                 53. In order to be entitled to participate in the Net Settlement Fund, in the event the Settlement is effected in accordance with all of the terms and conditions thereof, each Class Member shall take the following actions and be subject to the following conditions:

                 (a) A properly executed Proof of Claim (the "Proof of Claim"), substantially in the form attached hereto as Exhibit 2, must be filed with the Court, at the Post Office box indicated in the Class Notice, not later than ____________ __, 1999. Such deadline may be further extended by Court Order. Each Proof of Claim shall be deemed to have been filed when postmarked (if properly addressed and mailed by first class mail, postage prepaid) provided such Proof of Claim is actually received prior to the order of the Court approving distribution of the Net Settlement Fund. Any Proof of Claim submitted in any other manner shall be deemed to have been filed when it was actually received at the address designated in the Class Notice.

                 (b) The Proof of Claim filed by each Class Member must satisfy the following conditions: (i) it must be properly filled out, signed and filed in a timely manner in accordance with the provisions of the preceding subparagraph; (ii) it must be accompanied by adequate supporting documentation for the transactions reported therein, in the form of broker confirmation slips, broker account statements, an authorized statement from the broker containing the transactional information found in a broker confirmation slip, or such other documentation as is deemed adequate by Plaintiffs' Co-Lead Counsel; (iii) if the person executing the Proof of Claim is acting in a representative capacity, a certification of his current authority to act on behalf of the Class Member must be included in the Proof of Claim; and (iv) the Proof of Claim must be complete and contain no material deletions or modifications of any of the printed matter contained therein and must be signed under penalty of perjury.

                 (c) As part of the Proof of Claim, each Class Member shall submit to the jurisdiction of the Court with respect to the claim submitted, and shall (subject to effectuation of the Settlement) release all claims as provided in the Stipulation.

                 54. Any putative Class Member who wishes to be excluded from the Class may request exclusion by submitting a written notice requesting exclusion from the Class and showing the Class Member's name, address and Social Security or Taxpayer Identification Number. In addition, the putative Class Member shall be requested to provide the date(s) price(s) and amount(s) of shares of CLC common stock purchased or sold during the Class Period. To be effective, the written request for exclusion must be signed by the beneficial owner of the stock, or his, her or its legal representative, and must be mailed, postage prepaid, to Computer Learning Centers Securities Litigation -- Exclusion Requests, C/O the Claims Administrator, at the address indicated in the Notice, so as to be received no later than __________ __, 1999.

                 55. Class Members requesting exclusion from the Class shall not be entitled to receive any payment out of the Net Settlement Fund as described in the Stipulation and Class Notice.

                 56. The Court will consider comments and/or objections to the Settlement, the Plan of Allocation, and/or the award of attorneys' fees and reimbursement of expenses only if such comments or objections and any supporting papers are filed in writing with the Clerk of the Court, United States Courthouse, 401 Courthouse Square, Alexandria, Virginia 22314, and copies of all such papers are received, on or before ___________ __, 1999, by the following: for Plaintiffs, Robert P. Sugarman, Esq., MILBERG WEISS BERSHAD HYNES & LERACH, LLP, One Pennsylvania Plaza, New York, NY 10019-0165, Randall
H. Steinmeyer, Esq., REINHARDT & ANDERSON, E-1000 First National Bank Bldg., 332 Minnesota Street, St. Paul, MN 55101; Jules Brody, Esq., STULL, STULL & BRODY, 6 East 45th Street, New York, NY 10017; and for Defendants, Geoffrey S. Stewart, Esq., HALE and DORR LLP, 1455 Pennsylvania Avenue, N.W., Suite 1000, Washington, DC 20004, and Steven B. Rosenfeld, Esq., PAUL, WEISS, RIFKIND, WHARTON & GARRISON, 1285 Avenue of the Americas, New York, New York 10019-6064. Attendance at the hearing is not necessary; however, persons wishing to be heard orally in opposition to the approval of the Settlement are required to indicate in their written objection their intention to appear at the hearing. Persons who intend to object to the Settlement and/or counsel's application for an award of attorneys fees and expenses and desire to present evidence at the Settlement Fairness Hearing must include in their written objections the identity of witnesses they may call to testify and exhibits they intend to introduce into evidence at the Settlement Fairness Hearing. Class Members do not need to appear at the hearing or take any other action to indicate their approval.

                 57. Pending final determination of whether the Settlement should be approved, the Plaintiffs, all Class Members, and each of them, and anyone who acts or purports to act on their behalf, shall not institute, commence or prosecute any action which asserts Settled Claims against any Released Party.

                 58. If: (a) the Settlement is terminated pursuant to the Stipulation; (b) any specified condition to the Settlement set forth in the Stipulation is not satisfied and the satisfaction of such condition is not waived in writing by Plaintiffs' Co-Lead Counsel and Counsel for the defendants; (c) the Court rejects, in any respect, the Order and Final Judgment in substantially the form and content annexed to the Stipulation as Exhibit B and/or Plaintiffs' Co-Lead Counsel and Counsel for the defendants fail to consent to the entry of another form of order in lieu thereof; (d) the Court rejects the Stipulation, including any amendment thereto approved by Plaintiffs'

Co-Lead Counsel and Counsel for the defendants; or (e) the Court approves the Stipulation, including any amendment thereto approved by Plaintiffs' Co-Lead Counsel and Counsel for the defendants, but such approval is reversed on appeal and such reversal becomes final by lapse of time or otherwise, then, in any such event, the Stipulation, including any amendment(s) thereof, and this Preliminary Order certifying the Class and the Class Representatives for purposes of the Settlement shall be null and void, of no further force or effect, and without prejudice to any party, and may not be introduced as evidence or referred to in any actions or proceedings by any person or entity, and each party shall be restored to his, her or its respective position as it existed prior to the execution of the Stipulation.

                 59. The Court retains exclusive jurisdiction over the action to consider all further matters arising out of or connected with the Settlement.



Dated:    Alexandria, Virginia

                                , 1999
                  -------  -----

                                     -----------------------------------

                                     UNITED STATES DISTRICT JUDGE

                 EXHIBIT 1

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION

 GANESH, L.L.C., et al., On Behalf of Themselves and All      ))
 Others Similarly Situated,                                   ))
                                                              ))
                                                              ))
                                                              ))
                                   Plaintiffs,                )    Civil Action No. 98-859-A
                                                              )
                                                              )
                                                              )
         vs.
                                                                   CLASS ACTION
                                                                   ------------
 COMPUTER LEARNING CENTERS, INC., REID R. BECHTLE, CHARLES
 L. COSGROVE, HARRY H. GAINES and STEPHEN P. REYNOLDS,

                                   Defendants.



                      NOTICE OF PENDENCY OF CLASS ACTION,
                PROPOSED SETTLEMENT THEREOF, SETTLEMENT HEARING
                    AND RIGHT TO SHARE IN SETTLEMENT FUND

TO: ALL PERSONS WHO PURCHASED COMMON STOCK IN COMPUTER LEARNING CENTERS, INC., ("CLC") DURING THE PERIOD APRIL 30, 1997 TO APRIL 6, 1998, EXCLUDING THOSE WHOSE PURCHASE TRANSACTIONS WERE MADE TO COVER SHORT POSITIONS.



PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY PROCEEDINGS IN THIS LITIGATION. IF YOU ARE A CLASS MEMBER, YOU ULTIMATELY MAY BE ENTITLED TO RECEIVE BENEFITS PURSUANT TO THE PROPOSED SETTLEMENT DESCRIBED HEREIN.



CLAIMS DEADLINE: CLAIMANTS MUST SUBMIT PROOFS OF CLAIM, ON FORM ACCOMPANYING THIS NOTICE, POST-MARKED ON OR BEFORE _______________, 1999.



EXCLUSION DEADLINE: REQUESTS FOR EXCLUSION MUST BE FILED SO AS TO BE RECEIVED NO LATER THAN _____________, 1999.



SECURITIES BROKERS AND OTHER NOMINEES:  PLEASE SEE INSTRUCTIONS ON PAGE ___
HEREIN.

                   SUMMARY OF SETTLEMENT AND RELATED MATTERS

60.      Purpose of this Notice

         This Notice is given pursuant to Rule 23 of the Federal Rules of Civil Procedure and Orders of the Court dated March 12, 1999 and _____ 1999. The purpose of this Notice is to inform you that this Action and the proposed Settlement will affect all Class Members' rights. This Notice describes rights you may have under the proposed Settlement and what steps you may take in relation to this litigation. This Notice is not an expression of any opinion by the Court as to the merits of any claims or any defenses asserted by any party in this litigation, or the fairness or adequacy of the proposed Settlement.

61.      Statement of Plaintiff Recovery

         Pursuant to the Settlement described herein, a Settlement Fund consisting of $3,000,000 in cash, plus interest has been established. In addition Defendant CLC shall issue at least $4,500,000 worth of CLC stock for the Class, subject to certain conditions. Plaintiffs estimate that there were approximately 11.2 million shares of CLC common stock traded during the Class Period which may have been damaged as a result of the alleged wrongdoing described at paragraphs 6 to 8 below. Plaintiffs estimate that the average recovery per damaged share of CLC common stock under the Settlement is $0.67 per share before deduction of Court-awarded attorneys fees and expenses. Depending on the number of claims filed, and when and if those shares were sold, an individual Class Member may receive more or less than this average amount.

         A Class Member's distribution from the Settlement Fund will be governed by the Plan of Allocation, as approved by the Court. Under the relevant securities laws, a claimant's recoverable damages are limited to the losses attributable to the alleged fraud. Losses which resulted from factors other than the alleged fraud are not compensable from the Settlement Fund.

         A detailed explanation of how each Class Member's claim will be calculated is set forth in the Plan of Allocation which appears at page [ ] of this Notice.

62.      Statement of Potential Outcome of Case

         If this litigation had proceeded to trial and Plaintiffs had prevailed on every claim and contention asserted, Plaintiffs' counsel estimate that the average per share recovery could have been as high as $7.21 per share before deduction of any Court-awarded attorneys' fees and expenses. However, Plaintiffs consider that there was a substantial risk that Plaintiffs and the Class might not have prevailed on all their claims and that there were risks that the decline in the price of CLC stock could be attributed, in whole or in part, to other factors, therefore Plaintiffs could have recovered nothing or substantially less than this amount. Moreover, throughout the settlement discussions, Defendants' Counsel gave their opinion that the United States Department of Education financial responsibility regulations, and similar regulations of at least one state in which CLC does business, impose various requirements such that if a substantial Judgment (e.g. $15 million or more) were entered against CLC, CLC could be required to post a very large cash surety to enable it to continue its participation in certain federal student aid programs and could lose its right to continue in business in the state. If this occurred, CLC's ability to continue in business would be in substantial doubt, and CLC probably would be required to seek protection under the bankruptcy laws, which in turn would, as a matter of federal law, result in the immediate, complete and permanent exclusion of CLC from participation in the federal student aid programs and therefore require the liquidation of the company, in which event the ultimate recovery would likely be substantially less than is being obtained in this Settlement.

         The Defendants deny that they are liable to the Plaintiffs or the Class and deny that Plaintiffs or the Class have suffered any damages. The parties disagreed on both liability and damages.

63.      Statement of Attorneys' Fees and Costs Sought

         Plaintiffs' counsel intend to apply for fees of up to one-third of the Settlement Fund, and for reimbursement of expenses incurred in connection with the prosecution of this litigation in the approximate amount of $575,000, or an average of $0.27 per share.

64.      Further Information

         Further information regarding the litigation and this Notice may be obtained by contacting Lead Counsel for Plaintiffs and the Class: Robert P. Sugarman, Esq., MILBERG WEISS BERSHAD HYNES & LERACH, LLP, One Pennsylvania Plaza, New York, NY 10019-0165, Telephone (212) 954-5300; Randall H. Steinmeyer, Esq., REINHARDT & ANDERSON, E-1000 First National Bank Bldg., 332 Minnesota Street, St. Paul, MN 55101, Telephone (651) 227-9990; Jules Brody, Esq., STULL, STULL & BRODY, 6 East 45th Street, New York, NY 10017, Telephone
(212) 687-7230.

                          NOTICE OF SETTLEMENT HEARING

         NOTICE IS HEREBY GIVEN, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the United States District Court for the Eastern District of Virginia

Alexandria Division (the "Court") dated _________, 1999, that a hearing will be held before the Honorable ______________________ in Courtroom No. ___ of the United States Courthouse, 401 Courthouse Square, Alexandria, Virginia 22314, at ___, on _________, 1999 (the "Settlement Hearing") to determine whether a proposed settlement (the "Settlement") of the above-captioned litigation (the "Litigation") as set forth in the Stipulation of Settlement dated February 17, 1999 (the "Stipulation"), is fair, reasonable and adequate, and to consider the Plan of Allocation and the application of class counsel for attorneys' fees and reimbursement of expenses.

         The Court, by Order dated March 12, 1999, has certified for purposes of settlement a plaintiff class consisting of: "all persons who purchased common stock of Computer Learning Centers, Inc. ("CLC") during the period April 30, 1997 to April 6, 1998, excluding those whose purchase transactions were made to cover short positions, and also excluding the Defendants themselves, members of their immediate families, and any entity in which any of them has a controlling interest."

                          BACKGROUND OF THE LITIGATION

         65. Plaintiffs allege that, during the Class Period, Defendants issued material misstatements to and omitted material facts from the investing public to inflate the price of CLC stock in violation of the federal securities laws. Plaintiffs allege that as a purported provider of information technology and computer-related education and training, CLC's primary goal and focus was to admit as many students as possible, including a large number of unqualified students, simply to increase revenues, while providing a woefully substandard education. As part of their alleged scheme, Defendants allegedly issued materially false and misleading statements about the quality of education offered by CLC, the modernity of the equipment and software used by CLC for educational purposes, the qualifications of CLC's instructors and CLC's graduate placement rates. Allegedly, by increasing its admissions improperly, CLC was able to report materially greater revenues and earnings, principally through students eligible for federal financial grants and loans. The Company derived approximately 70%-75% of its revenues from Title IV federal student financial aid assistance.

         66. The Consolidated Amended Class Action Complaint seeks redress on behalf of thousands of investors who, relying on the Company's public statements regarding the Company and its purported profitability and success, as well as the integrity of the market for CLC's common stock, suffered substantial damage because they bought shares of CLC common stock at prices artificially inflated by these material misrepresentations and omissions. Meanwhile, Defendants allegedly profited handsomely from their own sales of CLC stock.

         67. The Complaint further alleges that, commencing on April 30, 1997, when Defendants filed with the SEC CLC's Report on Form 10-K for the fiscal year ended January 31, 1997, Plaintiffs and other class members purchased the common stock of CLC during the Class Period at artificially inflated prices as a result of the Defendants' dissemination of false and misleading statements regarding CLC in violation of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934, and Rule 10b-5 promulgated thereunder. On April 6, 1998, CLC shocked investors, revealing that the Company had been ordered to suspend marketing of and enrollment in one of its training centers. It was also revealed that all CLC "Learning Centers" had been placed on heightened cash-monitoring status by the United States Department of Education. CLC shares plummeted to $13 per share.

         68. The Defendants filed a motion to dismiss the Action. By Order dated September 11, 1998, the Court denied Defendants' motion to dismiss. Plaintiffs' motion for class certification was heard on December 18, 1998, and that same day the Court issued an Order denying the class but granting Plaintiffs leave to file an amended motion redefining the class consistent with the Court's Opinion. Plaintiffs refiled the motion to certify the action as a class action in accordance with the Court's Opinion. Thereafter the parties negotiated the proposed Settlement. Plaintiffs' amended motion for class certification was granted for purposes of the Settlement by Order dated March 12, 1999.

                          BACKGROUND TO THE SETTLEMENT

         69. The Defendants have denied all averments of wrongdoing or liability in the Litigation and all other accusations of wrongdoing or violations of law. The Stipulation is not and shall not be construed or be deemed to be evidence or an admission or a concession on the part of any of the Defendants of any fault or liability or damages whatsoever, and Defendants do not concede any infirmity in the defenses which they have asserted or intended to assert in the Litigation.

         70. Prior to entering into the Stipulation, Plaintiffs' Counsel conducted an investigation relating to the events and transactions underlying Plaintiffs' claims and conducted pretrial discovery on the merits, including, inter alia, analysis of over three hundred fifty thousand pages of documents produced by Defendants and numerous non-parties, which included among others, outside auditors, securities analysts, loan servicing agencies, regulatory agencies and product and service providers and interviews and depositions of witnesses. Plaintiffs' Counsel's decision to enter into this Settlement was made with knowledge of the facts and circumstances underlying Plaintiffs' claims and the strengths and weaknesses of those claims. In determining to settle the action, they have evaluated the extensive discovery taken in the litigation and taken into account the substantial expense and length of time necessary to prosecute the litigation through trial, post-trial motions and likely appeals, taking into consideration the significant uncertainties in predicting the outcome of this complex litigation. Plaintiffs' Counsel also considered the financial condition of the company and the potential bankruptcy that could result from a more substantial Judgment. Counsel for Plaintiffs believe that the Settlement described herein confers very substantial benefits upon the Class. Based upon their consideration of all of these factors, Plaintiffs and their counsel have concluded that it is in the best interest of the Class to settle the action on the terms described herein.

         71. All of the parties have now agreed to settle all aspects of the Litigation, subject to approval of the Court.

         72. Plaintiffs recognized the uncertainty and the risk of the outcome of any litigation, especially complex litigation such as this, and the difficulties and risks inherent in the trial of such an action. Plaintiffs desired to settle the claims of the Class against Defendants on the terms and conditions described herein which provide substantial benefits to the Class. Counsel for the Class deem such settlement to be fair, reasonable and adequate to, and in the best interests of the members of the Class.

         73. The Defendants, while continuing to deny all allegations of wrongdoing or liability whatsoever, desired to settle and terminate all existing or potential claims against them, without in any way acknowledging any fault or liability.

         74. The amount of damages, if any, which Plaintiffs could prove was also a matter of serious dispute, and the Settlement's use of a Recognized Claim formula for distributing the Settlement proceeds does not constitute a finding, admission or concession that provable damages could be measured by the Recognized Claim formula. No determination has been made by the Court as to liability or the amount, if any, of damages suffered by the Class, nor on the proper measure of any such damages. The determination of damages, like the determination of liability, is a complicated and uncertain process, typically involving conflicting expert opinions. During the course of the Litigation Defendants, in addition to denying any liability, disputed that Plaintiffs and the Class were damaged by any wrongful conduct on Defendants' part. The Settlement herein is providing an immediate and substantial cash benefit and avoids the risks that liability or damages might not have been proven at trial.

         75. THE COURT HAS NOT FINALLY DETERMINED THE MERITS OF THE PLAINTIFFS' CLAIMS OR THE DEFENSES THERETO. THIS NOTICE DOES NOT IMPLY THAT THERE HAS BEEN OR WOULD BE ANY FINDING OF VIOLATION OF THE LAW OR THAT RECOVERY COULD BE HAD IN ANY AMOUNT IF THE ACTION WERE NOT SETTLED.

                            TERMS OF THE SETTLEMENT

         76. In full and complete settlement of the claims which have or could have been asserted in this action, and subject to the terms and conditions of the Stipulation, Defendants have paid into escrow on behalf of Plaintiffs and the Class Three Million Dollars ($3,000,000.00) (the "Cash Settlement Amount"), which has been earning interest for the benefit of the Class since __________ _____ __, 1999. In addition, Defendants will deliver 550,000 shares of freely tradeable CLC common stock ("Shares") for the benefit of the Class at a guaranteed minimum value as of the time of the Settlement Hearing of $8.19 per share(4) for a minimum total value of $4.5 million. The value of





----------------------------------

     (4) The Stipulation provides the following terms and conditions for the Shares:
(1) If during the 10 trading days ending five business days prior to the final settlement hearing, or ending on any other date to which the parties may agree, the average the CLC stock is not guaranteed by the Defendants beyond the date of the Settlement Hearing and may go up or down depending on numerous factors, including market conditions and the operations and prospects of CLC.

         77. Pursuant to the Settlement, and on the Effective Date, Plaintiffs and members of the Class on behalf of themselves, their heirs, executors, administrators, successors and assigns, and any persons they represent, shall release and forever discharge, and shall forever be enjoined from prosecuting the Released Parties (defined below) with respect to each and every Settled Claim (defined below).

         78. The "Defendants" include the following, each of whom will be released from all claims relating to the allegations in the Complaint or to any purchase of common stock of CLC during the Class Period: Computer Learning Centers, Inc., ("CLC"), Reid R. Bechtle, Charles L. Cosgrove, Harry H. Gaines and Stephen P. Reynolds. In addition the Settlement will release the Class' claims against any and all of the Defendants their past or present subsidiaries, parents, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, and investment advisors, insurers, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants (collectively the "Released Parties").

         79. "Settled Claims" means any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Plaintiffs, Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively


-------------------------------------------------------------------------------
         closing market price per share of CLC stock for that ten day period (the "Average Price") is less than $8.19, Defendants will pay to plaintiffs, in the form of cash and/or additional shares of CLC stock, an amount for each of the 550,000 shares equal to the difference between $8.19 and the Average Price, but in no event shall that additional amount paid exceed $6.19 per share. If additional CLC Shares are used to make up the shortfall, they shall be valued at the Average Price; or

(2) If the Average Price is $2.00 or less, Plaintiffs' Co-Lead Counsel may, at their option, terminate this agreement.

or in any other capacity, against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Consolidated Complaint relating to the purchase of shares of the common stock of CLC during the Class Period.

         80. If the Settlement is approved by the Court, all claims which have or could have been asserted in the action will be dismissed on the merits and with prejudice as to all Class Members and all Class Members shall be forever barred from prosecuting a class action or any other action raising any Settled Claims against any Released Party.

         81. The Stipulation provides that the Defendants may withdraw from and terminate the Settlement in the event that in excess of a certain amount of claimants exclude themselves from the Class.

         82. The Settlement will become effective at such time as Orders entered by the Court approving the Settlement shall become final and not subject to appeal (the "Effective Date").

                               PLAN OF ALLOCATION
                   OF SETTLEMENT PROCEEDS AMONG CLASS MEMBERS

         83. The $3,000,000 Cash Settlement Amount and the interest earned thereon, and the 550,000 shares of CLC common stock (or the proceeds of the sale of any or all of such shares, if sold) shall be the Gross Settlement Fund. The Gross Settlement Fund, less all taxes, approved costs, fees and expenses (the "Net Settlement Fund") shall be distributed to members of the Class who file acceptable Proofs of Claim ("Authorized Claimants").

                 84. The Claims Administrator shall determine each Authorized Claimant's pro rata share of the Net Settlement Fund based upon each Authorized Claimant's "Recognized Claim." The Recognized Claim formula set forth below reflects Plaintiffs' contention that the price of the shares of CLC began to be artificially inflated at the beginning of the Class Period, April 30, 1997, until March 9, 1998, when part of the alleged artificial inflation was allegedly eliminated by the disclosures in an article in the Washington Post. Plaintiffs further contended that some artificial inflation continued thereafter until April 6, 1998, the end of the Class Period, when CLC disclosed that the Company had been ordered to suspend marketing and enrollment at one of its training centers and that each and every CLC facility had been placed on heightened cash-monitoring status by the United States Department of Education, immediately after which the price of CLC shares fell to $13 per share. Thereafter, in the 90-day period following April 6, 1998, (ending July 2, 1998) the mean trading price of CLC shares was $17.17. The Defendants deny that their conduct caused any artificial inflation in the price of CLC shares and the use of the Recognized Claim formula herein does not constitute any admission or concession on the part of the Defendants that there was any wrongdoing, liability or damages.

         85. An Authorized Claimant's "Recognized Claim" shall mean the amount determined in accordance with the following formula:

                 (i) for each share of common stock of CLC Corporation purchased during the period from April 30, 1997 through the close of trading on March 9, 1998 which an Authorized Claimant continued to hold as of the close of trading on July 2, 1998, the Recognized Claim shall be equal to the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and $17.17;

                 (ii) for each share of common stock of CLC Corporation purchased during the period from April 30, 1997 through the close of trading on March 9, 1998 which an Authorized Claimant continued to hold as of the close of trading on March 9, 1998, but sold on or prior to July 2, 1998, the Recognized Claim shall be equal to the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges);

                 (iii) for each share of common stock of CLC Corporation purchased during the period from April 30, 1997 through the close of trading on March 9, 1998 which an Authorized Claimant sold prior to the close of trading on March 9, 1998, the Recognized Claim shall be equal to 50% of the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges);

                 (iv) for each share of common stock of CLC Corporation purchased during the period from March 10, 1998, through the close of trading on April 6, 1998 which an Authorized Claimant continued to hold as of the close of trading on July 2, 1998, the Recognized Claim shall be equal to the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and $17.17;

                 (v) for each share of common stock of CLC Corporation purchased during the period from March 10, 1998 through the close of trading on April 6, 1998 which an Authorized Claimant continued to hold as of the close of trading on April 6, 1998, but sold on or prior to July 2, 1998, the Recognized Claim shall be equal to the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges);

                 (vi) for each share of common stock of CLC Corporation purchased during the period from March 10, 1998 through the close of trading on April 6, 1998 which an Authorized Claimant sold prior to the close of trading on April 6, 1998, the Recognized Claim shall be equal to 50% of the difference, if a loss, between the amount paid for CLC common stock (including brokerage commissions and transaction charges), and the sum for which said shares were sold at a loss (net of brokerage commissions and transaction charges);

         86. Transactions resulting in a gain shall not be included. In the event a Class Member has more than one purchase or sale of CLC common stock, all purchases and sales shall be matched on a First In First Out ("FIFO") basis. Any person or entity who sold shares of CLC common stock "short" shall have no Recognized Claim with respect to any purchase during the Class Period to cover such short sale. A purchase or sale of CLC common stock shall be deemed to have occurred on the "contract" or "trade" date as opposed to the "settlement" or "payment" date. The receipt or grant by gift, devise or operation of law of CLC common stock during the Class Period shall not be deemed a purchase or sale of CLC common stock for the calculation of an Authorized Claimant's Recognized Claim nor shall it be deemed an assignment of any claim relating to the purchase of such shares unless specifically provided in the instrument of gift or assignment. The receipt of CLC common stock during the Class Period in exchange for securities of any other corporation or entity shall not be deemed a purchase or sale of CLC common stock.

                 87. Each Authorized Claimant shall be allocated pro rata shares of the cash and CLC Shares in Net Settlement Fund based on his, her or its Recognized Claim compared to the Total Recognized Claims of all accepted claimants. The amount of cash to be paid to each Authorized Claimant shall be determined by multiplying his, her or its "Recognized Claim" by a fraction the numerator of which shall be the cash Net Settlement Fund and the denominator of which shall be the Total Recognized Claims of all Authorized Claimants. To the extent not previously sold or distributed, the amount of CLC Shares to be paid to each Authorized Claimant shall be determined by multiplying his, her or its "Recognized Claim" by a fraction the numerator of which shall be the CLC Shares in the Net Settlement Fund and the denominator of which shall be the Total Recognized Claims of all Authorized Claimants. No fractional shares shall be issued. No adjustment will be made in the cash distributions for fractional shares.

         88. Class Members who do not file acceptable Proofs of Claim will not share in the settlement proceeds. Class Members who do not either file a request for exclusion or file acceptable Proofs of Claim will nevertheless be bound by the judgment and the Settlement.

                          THE RIGHTS OF CLASS MEMBERS

         89. The Court has certified this action to proceed as a class action for purposes of the Settlement. If you purchased common stock of CLC during the period from April 30, 1997 through and including April 6, 1998 (excluding any purchase transactions to cover short positions and excluding the Defendants themselves, members of their immediate families, and any entity in which any of them has a controlling interest), then you are a Class Member. Class Members have the following options pursuant to Rule 23 (c) (2) of the Federal Rules of Civil Procedure:

         (a) If you wish to remain a member of the Class you may share in the proceeds of the settlement, provided that you submit an acceptable Proof of Claim. Class Members will be represented by the Plaintiffs and their counsel, unless you enter an appearance through counsel of your own choice at your own expense. You are not required to retain your own counsel, but if you choose to do so, such counsel must file an appearance on your behalf on or before ___________, 1999, and must serve copies of such appearance on the attorneys listed in Paragraph 37 below.

         (b) If you do not wish to remain a member of the Class you may exclude yourself from the Class by following the instructions in Paragraph 37 below. Persons who exclude themselves from the Class will NOT receive any share of the settlement proceeds and will not be bound by the Settlement.

         (c) If you object to the Settlement or any of its terms, including the Plan of Allocation, or to Plaintiffs' Counsel's application for fees and expenses, and if you do not exclude yourself from the Class, you may present your objections by following the instructions in paragraph 37 below.

                    FILING AND PROCESSING OF PROOFS OF CLAIM

         90. IN ORDER TO BE ELIGIBLE TO RECEIVE ANY DISTRIBUTION FROM THE SETTLEMENT FUND, YOU MUST COMPLETE AND SIGN THE ATTACHED PROOF OF CLAIM AND RELEASE FORM AND SEND IT BY PREPAID FIRST CLASS MAIL POST-MARKED ON OR BEFORE ______________, 1999, ADDRESSED AS FOLLOWS:

         In re Computer Learning Centers Securities Litigation
         C/O Gilardi & Co. LLC
         Claims Administrator
         Post Office Box 8040
         San Rafael, CA 94912-8040

         91. IF YOU DO NOT FILE A PROPER PROOF OF CLAIM FORM, YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

         92. IF YOU ARE A CLASS MEMBER AND YOU DO NOT PROPERLY EXCLUDE YOURSELF FROM THE CLASS, YOU WILL BE BOUND BY THE SETTLEMENT AND THE FINAL JUDGMENT OF THE COURT DISMISSING THIS LITIGATION, EVEN IF YOU DO NOT FILE A PROOF OF CLAIM. IF YOU EXCLUDE YOURSELF, YOU WILL NOT BE BOUND BY THE JUDGMENT BUT YOU WILL NOT BE ENTITLED TO ANY SHARE OF THE SETTLEMENT FUND.

         93. All Proofs of Claim must be submitted by the date specified in this Notice unless such period is extended by Order of the Court.

         94. Each Claimant shall be deemed to have submitted to the jurisdiction of the United States District Court for the Eastern District of Virginia with respect to his, her or its claim.

                         EXCLUSION FROM THE SETTLEMENT

         95. Each Member of the Class shall be bound by all determinations and judgments in this action concerning the Settlement, whether favorable or unfavorable, unless such person shall mail, by first class mail, a written request for exclusion from the Class, postmarked no later than ________, 1999, addressed to "Computer Learning Centers Securities Litigation Exclusions, C/O Gilardi & Co. LLC, P.O. Box 8040, San Rafael, CA 94912-

8040." No person may exclude himself from the Settlement Class after that date. In order to be valid, each such request for exclusion must set forth the name and address of the person or entity requesting exclusion, must state that such person or entity "requests exclusion from the Class in the Computer Learning Centers Securities Litigation, Civil Action No. 98-859-A" and must be signed by such person or entity. Persons and entities requesting exclusion are requested to also provide the following information: Social Security or Taxpayer Identification Number, the number(s) of shares of CLC common stock purchased during the Class Period and the price(s) paid therefor, and the number(s) of shares of CLC common stock sold during the class period and the amount(s) received therefor, and the number of shares still owned as of the close of trading on April 6, 1998.

                               SETTLEMENT HEARING

         96. At the Settlement Hearing, the Court will determine whether to finally approve this Settlement and dismiss the Litigation and the claims of the Class. The Court will also determine whether the Plan of Allocation for the Net Settlement Fund, and the terms and conditions for the distribution of CLC common stock pursuant to the Settlement Agreement are fair, reasonable, adequate and in the best interests of the Class. The Settlement Hearing may be adjourned from time to time by the Court without further written notice to the Class.

         97. At the Settlement Hearing, any Class member who has not properly filed a Request for Exclusion from the Class may appear in person or by counsel and be heard to the extent allowed by the Court in opposition to the fairness, reasonableness and adequacy of the Settlement, the Plan of Allocation or the application for an award of attorneys' fees and reimbursement of expenses, provided, however, that in no event shall any person be heard in opposition to the Settlement, Plan of Allocation or Plaintiffs' Counsel's application for attorneys' fees and expenses and in no event shall any paper or brief submitted by any such person be accepted or considered by the Court, unless, on or before _________, 1999, such person (a) files with the Clerk of the Court notice of such person's intention to appear, together with a statement that indicates the basis for such opposition, along with any documentation in support of such objection, and (b) simultaneously serves copies of such notice, statement and documentation, together with copies of any other papers or briefs such person files with the Court, in person or by mail upon the following counsel: for Plaintiffs, Robert P. Sugarman, Esq., MILBERG WEISS BERSHAD HYNES & LERACH, LLP, One Pennsylvania Plaza, New York, NY 10019-0165; Randall H. Steinmeyer, Esq., REINHARDT & ANDERSON, E-1000 First National Bank Bldg., 332 Minnesota Street, St. Paul, MN 55101; Jules Brody, Esq., STULL, STULL & BRODY, 6 East 45th Street, New York, NY 10017; and for Defendants, Geoffrey S. Stewart, Esq., HALE and DORR LLP, 1455 Pennsylvania Avenue, N.W., Suite 1000, Washington, DC 20004; and Steven B. Rosenfeld, Esq., PAUL, WEISS, RIFKIND, WHARTON & GARRISON, 1285 Avenue of the Americas, New York, New York 10019-6064.

                       ATTORNEYS' FEES AND DISBURSEMENTS

         98. At the Settlement Hearing or at such other time as the Court may direct, Plaintiffs' Counsel intend to apply to the Court for an award of attorneys' fees from the Settlement Fund in an amount not greater than one third of the both the cash and CLC Shares in the Gross Settlement Fund and for reimbursement, from the cash settlement proceeds, of their actual, out-of-pocket expenses up to a maximum amount of $575,000, plus interest at the same rate as earned by the cash Settlement Fund. Plaintiffs' Counsel, without further notice to the Class, may subsequently apply to the Court for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

                              FURTHER INFORMATION

         99. For a more detailed statement of the matters involved in this Litigation, reference is made to the pleadings, to the Stipulation, to the Orders entered by the Court and to the other papers filed in the Litigation, which may be inspected at the Office of the Clerk of the United States District Court for the Eastern District of Virginia, Alexandria Division, United States Courthouse, 401 Courthouse Square, Alexandria, Virginia 22314 during regular business hours.

         100. ALL INQUIRIES CONCERNING THIS NOTICE OR THE PROOF OF CLAIM FORM BY CLASS MEMBERS SHOULD BE MADE TO THE CLAIMS ADMINISTRATOR IN WRITING. NO INQUIRIES SHOULD BE DIRECTED TO THE COURT.

                               SPECIAL NOTICE TO

                     SECURITIES BROKERS AND OTHER NOMINEES

         101. If you purchased common stock of Computer Learning Centers, Inc., during the Class Period for the beneficial interest of a person or organization other than yourself, the Court has directed that within seven days of your receipt of this Notice, you either (a) provide to the Claims Administrator the name and last known address of each person or organization for whom or which you purchased such stock during such time period or (b) you request additional copies of this Notice and the Proof of Claim form, which will be provided to you free of charge, and within seven days mail the Notice and Proof of Claim form directly to the beneficial owners of the securities referred to herein. If you choose to follow this alternative procedure (b), the Court has ordered that you must, upon such mailing, send a statement to the Claims Administrator confirming that the mailing was made as directed. You are entitled to reimbursement from the Settlement Fund of your reasonable out-of-pocket expenses actually incurred in connection with the foregoing, including reimbursement of postage expense and the cost of ascertaining the names and addresses of beneficial owners. Those expenses will be paid upon request and submission of appropriate supporting documentation. All communications concerning the foregoing should be addressed to the Claims
Administrator:

         In re Computer Learning Centers Securities Litigation      By Order of the Court
         C/O Gilardi & Co. LLC                                      ---------------------
         Claims Administrator                                       CLERK OF THE COURT
         Post Office Box 8040
         San Rafael, CA 94912-8040                                  Dated:           , 1999
                                                                    Alexandria, Virginia

                 EXHIBIT 2

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION


 GANESH, L.L.C., et al., On Behalf of Themselves and All      )
 Others Similarly Situated,                                   )
                                                              )
                                   Plaintiffs,                )  Civil Action No. 98-859-A
                                                              )
         vs.                                                  )  CLASS ACTION
                                                              )  ------------
 COMPUTER LEARNING CENTERS, INC., REID R. BECHTLE, CHARLES    )
 L. COSGROVE, HARRY H. GAINES and STEPHEN P. REYNOLDS,        )
                                                              )
                                   Defendants.                )
                                                              )
                                                              )

                           PROOF OF CLAIM AND RELEASE

         DEADLINE FOR SUBMISSION:             , 1999.
                                   -----------

         IF YOU PURCHASED COMMON STOCK OF COMPUTER LEARNING CENTERS, INC., ("CLC") DURING THE PERIOD APRIL 30, 1997 TO APRIL 6, 1998("CLASS PERIOD"), (EXCLUDING THOSE WHOSE PURCHASE TRANSACTIONS WERE MADE TO COVER SHORT POSITIONS, AND ALSO EXCLUDING THE DEFENDANTS THEMSELVES, MEMBERS OF THEIR IMMEDIATE FAMILIES, AND ANY ENTITY IN WHICH ANY OF THEM HAS A CONTROLLING INTEREST) YOU ARE A "CLASS MEMBER" AND YOU MAY BE ENTITLED TO SETTLEMENT PROCEEDS.

         IF YOU ARE A CLASS MEMBER, YOU MUST COMPLETE AND SUBMIT THIS FORM IN ORDER TO BE ELIGIBLE FOR ANY SETTLEMENT BENEFITS.

         YOU MUST COMPLETE AND SIGN THIS PROOF OF CLAIM AND MAIL IT BY PRE-PAID, FIRST CLASS MAIL, POSTMARKED NO LATER THAN _________ , 1999 TO THE FOLLOWING ADDRESS:

         In re Computer Learning Centers Securities Litigation
         C/O Gilardi & Co. LLC
         Claims Administrator
         Post Office Box 8040
         San Rafael, CA 94912-8040

         YOUR FAILURE TO SUBMIT YOUR CLAIM BY ________, 1999 WILL SUBJECT YOUR CLAIM TO REJECTION AND PRECLUDE YOUR RECEIVING ANY MONEY IN CONNECTION WITH THE SETTLEMENT OF THIS LITIGATION. DO NOT MAIL OR DELIVER YOUR CLAIM TO THE COURT OR TO ANY OF THE PARTIES OR THEIR COUNSEL AS ANY SUCH CLAIM WILL BE DEEMED NOT TO HAVE BEEN SUBMITTED. SUBMIT YOUR CLAIM ONLY TO THE CLAIMS ADMINISTRATOR.

         I. I did ___, I did not ___ (check one) purchase the Common Stock of COMPUTER LEARNING CENTERS, INC., between April 30, 1997 through and including April 6, 1998, excluding all purchase transactions that were made to cover short positions.

         II. By submitting this Proof of Claim, I state that I believe in good faith that I am a Class member as defined above and in the Notice Of Pendency Of Class Action, Proposed Settlement Thereof, Settlement Hearing And Right To Share In Settlement Fund (the "Notice"), or am acting for such person; that I have read and understand the Notice; that I believe that I am entitled to receive a share of the Net Settlement Fund; that I elect to participate in the proposed Settlement described in the Notice; and that I have not filed a request for exclusion.

         III. I have set forth where requested below all relevant information with respect to each purchase of CLC common stock, during the Class Period, and each sale, if any, of such securities. I represent that in connection with any purchases of CLC stock during the Class Period claimed herein that such purchase(s) were not made to cover any short position.

         IV. I have enclosed photocopies of the stockbroker's confirmation slips, stockbroker's statements, relevant portions of my tax returns or other documents evidencing each purchase, sale or retention of CLC common stock listed below in support of my claim. IF ANY SUCH DOCUMENTS ARE NOT IN YOUR POSSESSION, PLEASE OBTAIN A COPY OR EQUIVALENT DOCUMENTS FROM YOUR BROKER OR TAX ADVISOR BECAUSE THESE DOCUMENTS ARE NECESSARY TO PROVE AND PROCESS YOUR CLAIM.

         V. I understand that the information contained in this Proof of Claim is subject to such verification as the Court may direct, and I agree to cooperate in any such verification. I further agree and understand that if the proposed Settlement is approved by the Court and becomes effective, all claims, demands, or causes of action against any or all defendants, and certain other persons or entities further identified below, which have been or could have been asserted relating to the subject matter of the Litigation will be satisfied, discharged and extinguished forever.

         VI. Upon the occurrence of the Effective Date (as defined in the Notice) my signature hereto will constitute a full and complete release, remise and discharge by me or, if I am submitting this Proof of Claim on behalf of a corporation, a partnership, estate or one or more other persons, by it, him, her or them, and by my, its, his, her or their heirs, executors, administrators, successors, and assigns, of each of the "Released Parties" of all "Settled Claims," as defined in the Notice.

         VII.    Statement of Claim

Name(s) of Beneficial Owner(s):

                                                                    Name
         --------------------------------------------------------

                                                                    Name
         --------------------------------------------------------

                                                                    Street No.
         --------------------------------------------------------

                                                                    City                      State               Zip Code
         --------------------     ---------------     -----------

         (   )                         (   )

         --------------------          ---------------------
         Telephone No. (Day)           Telephone No. (Night)



         Taxpayer I.D. No. or Social Security No.

         Check one:
         ___ Individual           ___ Corporation     ___ Estate

         ___ Other                                                                   (specify)
                   ----------------------------------------------

                                                                    Record Owner's Name (if different from Beneficial
         --------------------------------------------------------
         Owner listed above)

         I. At the close of business on April 29, 1997, I owned _______ shares of CLC common stock.

         J. I made the following purchases of CLC common stock during the period April 30, 1997 through April 6, 1998, inclusive. (Persons who received CLC common stock during the Class Period other than by purchase are not eligible to file claims for those transactions.) Do not include any purchase transactions made to cover any short positions.



Date(s) of                        Purchase       Aggregate
Purchase         Number of        Price Per      Cost (including
(List Chrono-    Shares of        Share of       commission,
logically)       Common Stock     Common Stock   taxes and fees)
-------------    ------------     ------------   ---------------
                                  $              $
-------------    ------------     ------------   ---------------

                                  $              $
-------------    ------------     ------------   ---------------

                                  $              $
-------------    ------------     ------------   ---------------

                                  $              $
-------------    ------------     ------------   ---------------

         K. I made the following sales of CLC common stock during the period April 30, 1997 through July 2, 1998 inclusive:

Date(s) of                Number of        Proceeds
Sale (List                Shares of        Sales Price    (net of
Chronologically)          Common Stock     Per Share of   commission,
Month/Day/Year            Sold             Common Stock   taxes and fees)
--------------            ------------     ------------   ---------------
                                           $              $
--------------            ------------     ------------   ---------------

                                           $              $
--------------            ------------     ------------   ---------------

                                           $              $
--------------            ------------     ------------   ---------------

                                           $              $
--------------            ------------     ------------   ---------------

         L. At the close of business on July 2, 1998, I still owned ____ shares of CLC common stock.

         VIII.   Substitute Form W-9

         Request for Taxpayer Identification Number:

         Enter taxpayer identification number below for the Beneficial Owner(s). For most individuals, this is your Social Security number. The Internal Revenue Service ("I.R.S.") requires such taxpayer identification number. If you fail to provide this information, your claim may be rejected.

                                                                    Social Security Number
         ---------------------------------------------------------
         (for individuals) or



                                                                    Employer Identification Number
         --------------------------------------------------------
         (for estates, trusts, corporations, etc.)

         IX.     Certification

         UNDER THE PENALTIES OF PERJURY, I (WE) CERTIFY THAT ALL OF THE INFORMATION PROVIDED ON THIS FORM IS TRUE, CORRECT AND COMPLETE.

         I (We) certify that I am (we are) NOT subject to backup withholding under the provisions of Section 3406 (a)(1)(c) of the Internal Revenue Code because: (a) I am (We are) exempt from backup withholding, or (b) I (We) have not been notified by the I.R.S. that I am (we are) subject to backup withholding as a result of a failure to report all interest or dividends, or
(c) the I.R.S. has notified me (us) that I am (we are) no longer subject to backup withholding.

NOTE:    If you have been notified by the I.R.S. that you are       subject to
backup withholding, please strike out the language that you are not subject to backup withholding in the certification above.

                                           Signature of Claimant (If this
                                           claim is being made on behalf
                                           of Joint Claimants, then each
                                           must sign)



                               (Signature)
                                           -------------------------------

                               (Signature)
                                           -------------------------------

                                           Date:
                                                  ------------------------

         THIS PROOF OF CLAIM MUST BE SUBMITTED NO LATER THAN ____________, 1999, AND MUST BE MAILED TO:

         In re Computer Learning Centers Securities Litigation
         C/O Gilardi & Co. LLC
         Claims Administrator
         Post Office Box 8040
         San Rafael, CA 94912-8040

         A Proof of Claim received by the Claims Administrator shall be deemed to have been submitted when posted, if mailed by ________, 1999, and if a postmark is indicated on the envelope and it is mailed first class postage prepaid, and addressed in accordance with the above instructions. In all other cases, a Proof of Claim shall be deemed to have been submitted when actually received by the Claims Administrator.

         If you wish to be assured that your Proof of Claim is actually received by the Claims Administrator then you should send it by Certified Mail, Return Receipt Requested. No acknowledgment will be made as to the receipt of claim forms. You should be aware that it will take a significant amount of time to process fully all of the Proofs of Claim and to administer the Settlement. This work will be completed as promptly as time permits, given the need to investigate and tabulate each Proof of Claim.

                 EXHIBIT 3



                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION

 GANESH, L.L.C., et al.,                                      )
                                   Plaintiffs,                )  Civil Action No. 98-859-A
         vs.                                                  )
 COMPUTER LEARNING CENTERS, INC., et  al.,                    )  CLASS ACTION
                                  --  ---                     )  ------------
                          Defendants.



                  SUMMARY NOTICE OF PENDENCY OF CLASS ACTION,
                  PROPOSED SETTLEMENT AND SETTLEMENT HEARING

TO: ALL PERSONS WHO PURCHASED THE COMMON STOCK IN COMPUTER LEARNING CENTERS, INC., ("CLC") DURING THE PERIOD APRIL 30, 1997 THROUGH AND INCLUDING APRIL 6, 1998, EXCLUDING THOSE WHOSE PURCHASE TRANSACTIONS WERE MADE TO COVER SHORT POSITIONS.


         YOU ARE HEREBY NOTIFIED, pursuant to Rule 23 of the Federal Rules of Civil Procedure and an Order of the Court dated ____________, 1999, that the above-captioned action has been certified as a class action, and that a settlement for $3,000,000, plus 550,000 shares of common stock of CLC has been proposed. A hearing will be held at the United States Courthouse, 401 Courthouse Square, Alexandria, VA 22314, at ____, on ___________, 1999 to determine whether the proposed settlement should be approved by the Court as fair, reasonable and adequate, and to consider the application of Class Counsel for attorneys' fees and reimbursement of expenses.

         IF YOU ARE A MEMBER OF THE CLASS DESCRIBED ABOVE, YOUR RIGHTS WILL BE AFFECTED AND YOU MAY BE ENTITLED TO SHARE IN THE SETTLEMENT FUND. If you have not yet received the full printed Notice of Pendency of Class Action, Proposed Settlement and Settlement Hearing and a Proof of Claim form, you may obtain copies of these documents by identifying yourself as a member of the Class and by writing to:

         In re Computer Learning Centers Securities Litigation
         C/O Gilardi & Co. LLC
         Claims Administrator
         Post Office Box 8040
         San Rafael, CA 94912-8040

         Inquiries, other than requests for the forms of Notice and Proof of Claim, may be made to the following counsel for plaintiffs:

Robert P. Sugarman, Esq.           Jules Brody, Esq.                            Randall Steinmeyer,Esq.
MILBERG WEISS BERSHAD              STULL, STULL & BRODY                         REINHARDT & ANDERSON
HYNES & LERACH, LLP                6 East 45th Street                           E-1000 First National
One Penn Plaza                                                                  New York, NY  10017 Bank Bldg.
New York, NY  10019-0165           Tel. (212) 687-7230                          332 Minnesota Street
Tel. (212) 954-5300                                                             St. Paul, MN 55101
                                                                                Tel. (651) 227-9990

         To participate in the Settlement, you must file a Proof of Claim no later than ___________, 1999. To exclude yourself from the Class you must file a request for exclusion so as to be received no later than ________, 1999. IF YOU ARE A CLASS MEMBER AND DO NOT EXCLUDE YOURSELF OR DO NOT FILE A PROPER PROOF OF CLAIM, YOU WILL NOT SHARE IN THE SETTLEMENT BUT YOU WILL BE BOUND BY THE FINAL ORDER AND JUDGMENT OF THE COURT.

         Further information may be obtained by directing your inquiry in writing to the Claims Administrator.

         PLEASE DO NOT CONTACT THE COURT OR THE CLERK'S OFFICE      FOR
INFORMATION.

         By Order of The Court

                 EXHIBIT B

                      IN THE UNITED STATES DISTRICT COURT
                      FOR THE EASTERN DISTRICT OF VIRGINIA
                              ALEXANDRIA DIVISION


 GANESH, L.L.C., et al., On Behalf of Themselves and All      )
 Others Similarly Situated,                                   )
                                                              )
                                                              )
                                   Plaintiffs,                )
                                                              )  Civil Action No. 98-859-A
                                                              )
         vs.                                                  )
                                                              )  CLASS ACTION
                                                              )  ------------
                                                              )
 COMPUTER LEARNING CENTERS, INC., REID R. BECHTLE, CHARLES    )
 L. COSGROVE, HARRY H. GAINES and STEPHEN P. REYNOLDS,        )
                                                              )
                                   Defendants.




                            ORDER AND FINAL JUDGMENT

                 On this ______ day of _______________, 1999, a hearing having been held before this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement, dated February __, 1999 (the "Stipulation") are fair, reasonable and adequate for the settlement of all claims asserted by the Class against the Defendants in the complaint now pending in this Court under the above caption, including the release of the Defendants and the Released Parties and should be approved; (2) whether judgment should be entered dismissing the complaint on the merits and with prejudice in favor of the Defendants only and as against all persons or entities who are members of the Class herein who have not requested exclusion therefrom; (3) whether to approve the Plan of Allocation; and (4) whether and in what amount to award counsel for plaintiffs and the Class fees and reimbursement of expenses. The Court having considered all matters submitted to it at the hearing and otherwise; and it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons or entities reasonably identifiable, who purchased common stock of Computer Learning Centers, Inc., ("CLC") during the period April 30, 11997 through April 6, 1998 (the "Class Period") excluding all purchase transactions that were made to cover short positions, and except those persons or entities excluded from the definition of the Class, as shown by the records of CLC's transfer agent, at the respective addresses set forth in such records, and that a summary notice of the hearing substantially in the form approved by the Court was published in The Wall Street Journal pursuant to the specifications of the Court; and the Court having considered and determined the fairness and reasonableness of the award of attorneys' fees and expenses requested; and all capitalized terms used herein having the meanings as set forth and defined in the Stipulation.

                 NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

                 1. The Stipulation is approved as fair, reasonable and adequate, and in the best interests of the Class, and the Class Members and the Parties are directed to consummate the Stipulation in accordance with its terms and provisions.

                 2. The Complaint is hereby dismissed with prejudice and without costs, except as provided in the Stipulation, as against any and all of the Defendants, their past or present subsidiaries, parents, successors and predecessors, officers, directors, shareholders, agents, employees, attorneys, advisors, and investment advisors, insurers, auditors, accountants and any person, firm, trust, corporation, officer, director or other individual or entity in which any Defendant has a controlling interest or which is related to or affiliated with any of the Defendants, and the legal representatives, heirs, successors in interest or assigns of the Defendants (collectively the "Released Parties").

                 3. The Defendants and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any Settled Defendants' Claims against any of the Plaintiffs, Class Members or their attorneys. The Settled Defendants' Claims are hereby compromised, settled, released, discharged and dismissed on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

                 4. Members of the Class and the successors and assigns of any of them, are hereby permanently barred and enjoined from instituting, commencing or prosecuting, either directly or in any other capacity, any and all claims, rights or causes of action or liabilities whatsoever, whether based on federal, state, local, statutory or common law or any other law, rule or regulation, including both known and unknown claims, that have been or could have been asserted in any forum by the Plaintiffs, Class Members or any of them or the successors and assigns of any of them, whether directly, indirectly, representatively or in any other capacity, against any of the Released Parties which arise out of or relate in any way to the allegations, transactions, facts, matters or occurrences, representations or omissions involved, set forth, referred to or that could have been asserted in the Consolidated Complaint relating to the purchase of shares of the common stock of CLC during the Class Period (the "Settled Claims") against any and all of the Released Parties. The Settled Claims are hereby compromised, settled, released, discharged and dismissed as against the Released Parties on the merits and with prejudice by virtue of the proceedings herein and this Order and Final Judgment.

                 5. The Plan of Allocation is approved as fair and reasonable, and in the best interests of the Class, and Plaintiffs' Counsel and the Claims Administrator are directed to administer the Stipulation in accordance with its terms and provisions.

                 6. The terms and conditions for the distribution of the CLC Shares pursuant to the Stipulation are approved as fair, reasonable and adequate and in the best interests of the Class. The Court finds that the provisions of Section 3(a)(10) of the Securities Act of 1933 have been met and that the CLC Shares may be issued by CLC and are exempt from the registration requirements of the federal securities laws.

                 7. Neither the Stipulation, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:

         (a) offered or received against the Defendants as evidence of or construed as or deemed to be evidence of any presumption, concession, or admission by any of the Defendants of the truth of any fact alleged by Plaintiffs or the validity of any claim that had been or could have been asserted in the Action or in any litigation, or the deficiency of any defense that has been or could have been asserted in the Action or in any litigation, or of any liability, negligence, fault, or wrongdoing of Defendants;

                 (b) offered or received against the Defendants as evidence of a presumption, concession or admission of any fault, misrepresentation or omission with respect to any statement or written document approved or made by any Defendant, or against the Plaintiffs and the Class as evidence of any infirmity in the claims of Plaintiffs and the Class;

                 (c) offered or received against the Defendants as evidence of a presumption, concession or admission of any liability, negligence, fault or wrongdoing, or in any way referred to for any other reason as against any of the parties to this Stipula-tion, in any other civil, criminal or administrative action or proceeding, other than such proceedings as may be necessary to effectuate the provisions of this Stipulation; provided, however, that if this Stipulation is approved by the Court, Defendants may refer to it to effectuate the liability protection granted them hereunder;

                 (d) offered or received as evidence of a presumption, concession or admission of the lack of any liability, fault or wrongdoing claimed by Plaintiffs or of any infirmity of the claims Plaintiffs asserted or intended to assert, or in any way referred to for any other reason, against the Plaintiffs or any member of the Class in this or any other civil, criminal or administrative action or proceeding other than such proceedings as may be necessary to consummate or enforce this Stipulation; and

                 (e) offered or construed against the Defendants or the Plaintiffs or the Class as an admission or concession that the consideration to be given hereunder represents the amount which could be or would have been recovered after trial.

                 8. Counsel for plaintiffs and the Class are hereby awarded ____________% of the both the Cash Settlement Amount and CLC Shares in the Gross Settlement Fund as and for their attorneys' fees, which amounts the Court finds to be fair and reasonable, and $__________ from the cash in the Gross Settlement Fund in reimbursement of their litigation expenses, which cash payments shall be paid to Plaintiffs' Co-Lead Counsel from the Settlement Fund with interest from the date such Settlement Fund was funded to the date of payment at the same rate that the Gross Settlement Fund earns. The award of attorneys' fees shall be allocated among counsel for plaintiffs and the Class in a fashion which, in the opinion of Plaintiffs' Co-Lead Counsel, fairly compensates counsel for the plaintiffs and the Class for their respective contributions in the prosecution of the litigation.

                 9. Exclusive jurisdiction is hereby retained over the Parties and the Class Members for all matters relating to this litigation, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Order and Final Judgment, and including any application for fees and expenses incurred in connection with administering and distributing the settlement proceeds to the members of the Class.

                 10. Without further order of the Court, the Parties may agree to reasonable extensions of time to carry out any of the provisions of the Stipulation.





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                 11.      There is no just reason for delay in the entry of
this Order and Final Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54 (b) of the Federal Rules of Civil Procedure.



Dated:    Alexandria, Virginia

                              , 1999
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          UNITED STATES DISTRICT JUDGE





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